Item 10. Directors and Executive Officers of the Registrant.

In accordance with the Company's Bylaws, the Board of Directors is divided into three classes (two classes consisting of three directors and one class consisting of two directors). Three directors are to be elected at the Annual Meeting, each of whom will serve until the 2003 Annual Meeting or until their respective successors shall have been elected or appointed.

Although the Board of Directors expects that each of the nominees will be available to serve as a director, in the event any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors.



                                    2000 Nominees

                             Principal Business Experience During Past                 Director
     Name          Age        5 Years and Certain Other Directorships                    Since
---------------   -----   ----------------------------------------------------------   ---------
Denis R. Brown      59      President and Chief Executive Officer and a Director of       1997
                            Pinkerton, Inc. since April 1994, a leading supplier of
                            global security solutions; Director, CalMat Co. since
                            January 1997.

John J. Kimes       56      President and Chief Executive Officer of Computerized         1995
                            Security Systems since 1988, a manufacturer of electronic
                            and mechancial lock hardware and systems.

H. Jack Meany       76      Chairman of the Board since April 1994; Chief Excutive        1976
                            Officer of the Company from February 1996 to February 1999;
                            President and Chief Executive Officer of the Company from
                            April 1994 to February 1996; Director, APS Inc. since
                            1990; Director, ESI, Inc. since 1980.




                              Continuing Directors


                                Principal Business Experience During Past              Director       Term
    Name              Age       5 Years and Certain Other Directorships                 Since        Expires
----------------     -----    ----------------------------------------------         -----------   -----------
Robert Batinovich     63       Chairman and Chief Executive Officer of Glenborough       1994           2001
                               Realty Trust Incorporated since 1996, a real estate
                               investment company; President and majority owner of
                               Glenborough Corporation since 1978.

Richard P. Bermingham 60       Chairman of Bermingham Investment Company since 1997;     1990           2002
                               Vice Chairman of American Golf Corporation, a golf
                               course management company, from 1994 to 1997.

A. Frederick Gerstell 62       Vice Chairman, Director and Consultant of Vulcan          1998           2001
                               Materials Company since January 1999; Chairman and
                               Chief Executive Officer of CalMat Co., a producer of
                               construction materials, from 1996 to January 1999;
                               Chairman, President, Chief Executive Officer and
                               Chief Operating Officer of CalMat from 1991 to 1996;
                               Director, Ameron, Inc., since 1997; Director and Vice
                               Chairman of the National Stone Association since 1997.

John C. Johnston      56       President and Chief Executive Officer of the Company      1996           2002
                               since February 1999; President and Chief Operating
                               Officer of the Company from February 1996 to February
                               1999; Senior Vice President of the Company from
                               January 1995 to February 1996; President of Easton
                               Aluminum, Inc. an atheletic equipment manufacturer,
                               from 1986 to December 1994.

John A. Sullivan     45        Investments Advisor of Relational Investors, LLC          1996           2002
                               since 1998; Financial Consultant with Batchelder &
                               Partners, Inc., from May 1996 to March 1998; Senior
                               Vice President of The Seidler Companies Incorporated
                               from August 1993 to April 1996; Director, American
                               Coin Merchandising, Inc. since October 1995.



Item 11. Executive Compensation

The following table shows the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated officers whose cash compensation for the fiscal year ended January 1, 2000 exceeded $100,000 (collectively, the "Named Officers").


                           Summary Compensation Table

                                                                                                   Long Term
                                                                                                  Compensation
                                                                                                  -------------
                                                                    Annual Compensation               Awards
                                                                ----------------------------      -------------
                                                                                                    Securities     All Other
                                                                                                    Underlying    Compensation
Name and Principal Position                   Year              Salary ($)          Bonus ($)       Options (#)      ($)(1)
----------------------------                 ------            -----------       ------------      -------------  -------------
H. Jack Meany,                                1999              187,615            82,729             250,000        21,688(3)
  Chairman of the Board (2)                   1998              246,002           203,307                   0        23,546(3)
                                              1997              246,002           247,834                   0        25,829(3)

John C. Johnston,                             1999              195,500           119,804              15,000        18,881(4)
  President and Chief Executive               1998              170,000           112,397              22,500        13,187(4)
  Officer (2)                                 1997              170,000           137,013              30,000        14,522(4)

Richard Larson,                               1999              147,500            56,493               5,000        13,962(6)
  Executive Vice President (5)                1998              140,000            57,851              22,500        59,065(6)
                                              1997               72,693            36,617              15,000        30,728(6)

Steve Pegg,                                   1999              124,000            49,600               5,000        16,987(8)
  SeniorVice President and Chief              1998               50,077            20,031              20,000        18,090(8)
  Financial Officer (7)

Myron Rasmussen,                              1999              117,393            25,179                   0        15,945(9)
  Vice President                              1998              117,393            27,165                   0        16,613(9)
                                              1997              117,393            33,115                   0        18,090(9)
----------------------------------------

(1) Excludes compensation in the form of perquisites and other personal benefits that do not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for each year.

(2) Effective February 16, 1999, Mr. Meany resigned from the position of the Company's Chief Executive Officer, though he still serves the Company as its Chairman of the Board and remains an officer of the Company. Effective the same date, Mr. Johnston, who previously served as President and Chief Operating Officer, assumed the role of President and Chief Executive Officer of the Company.

(3) Consists of contributions by the Company under its Supplemental Executive Savings Plan and 401(k) Retirement Plan (collectively, the "Retirement Plans") except in 1999 that included $2,301 of certain life insurance premiums paid on behalf of Mr. Meany.

(4) In 1999, consists of $15,731 of contributions by the Company under the Retirement Plans and $3,150 of certain life insurance premiums paid on behalf of Mr. Johnston. In 1998, consists of $9,002 of contributions by the Company under the Retirement Plans and $4,185 of certain life insurance premiums paid on behalf of Mr. Johnston. In 1997, consists of $11,666 of contributions by the Company under the Retirement Plans and $2,856 of certain life insurance premiums paid on behalf of Mr. Johnston.

(5)  Mr. Larson's employment with the Company commenced in June 1997.

(6) In 1999 , consists of $12,652 of contributions by the Company under the retirement Plans and $1,310 of certain life insurance premiums paid on behalf of Mr. Larson. In 1998, consists of $47,662 for reimbursement of relocation costs, $6,517 of contributions by the Company under the Retirement Plans and $800 of certain life insurance premiums paid on behalf of Mr. Larson. In 1997, includes $27,180 for reimbursement of relocation costs and $770 of certain life insurance premiums paid on behalf of Mr. Larson.

(7)  Mr. Pegg's employment with the Company commenced in August 1998.

(8) In 1999, consists of $10,389 for reimbursement for relocation cost, $6,150 of contributions by the Company under the Retirement Plans and $448 of certain life insurance premiums paid on behalf of Mr. Pegg. In 1998, consists of $2,850 for reimbursement of relocation costs and $140 of certain life insurance premiums paid on behalf of Mr. Pegg.

(9) In 1999, consists of $11,057 of contributions by the Company under the Retirement Plans and $ ,000 of certain life insurance premiums paid on behalf of Mr. Rasmussen. In 1998, consists of $10,084 of contributions by the Company under the Retirement Plans and $6,529 of certain life insurance premiums paid on behalf of Mr. Rasmussen. In 1997, consists of $11,130 of contributions by the Company under the Retirement Plans and $6,960 of certain life insurance premiums paid on behalf of Mr. Rasmussen.


                      OPTION GRANTS IN LAST FISCAL YEAR


     Shown below is information concerning grants of options by the Company to the Named Officers in 1999:

                                                                                  Potential Realizable Value at
                                                                                   Assumed Annual Rates of Stock
                   Number of        % of Total                                          Price Appreciation
                   Securities        Options                                            For Option Term (2)
                   Underlying       Granted to     Exercise                    ------------------------------------
                    Options        Employees in     Price       Expiration
Name              Granted(#)(1)     Fiscal Year   ($/Share)       Date                  5%                 10%
---------------   -------------    -------------  ----------    -----------    ------------------    --------------
H. Jack Meany       250,000            86.5%         $9.50        2/16/09           $1,493,624         $3,785,138

John C. Johnston     15,000             5.2%         $9.50        2/16/09           $   89,617         $  227,108

Richard Larson        5,000             1.7%         $9.50        2/16/09           $   29,872         $   75,703

Steve Pegg            5,000             1.7%         $9.50        2/16/09           $   29,872         $   75,703

-------------------------------------------------------------------------------------------------------------------

(1) Such options were granted on February 16, 1999 with an exercise price equal to the closing sale price of the Common Stock as reported on the Nasdaq National Market on such date.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the SEC and do not represent the Company's estimate or projection of the future price of the Common Stock. The actual value, if any, which a Named Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Common Stock on the date of exercise and the exercise price.

            STOCK OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for the Named Officers information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of Common Stock held as of January 1, 2000.


                                                                                            Value of Unexercised In-the-
                                       Shares           Number of Unexercised                      Money Options at
                      Acquired          Value            Options at FY-End (#)                       FY-End ($) (1)
                         on            Realized      -------------------------------       ---------------------------------
Name                 Exercise (#)        ($)          Exercisable      Unexercisable         Exercisable       Unexercisable
----------------    -------------     ---------      --------------   --------------       --------------    ---------------
H. Jack Meany(2)         0                  --           268,000              --               178,500             --

John C. Johnston         0                  --           119,625          46,875               771,500         30,000

Richard Larson           0                  --            13,125          29,375                    --         1,250

Steve Pegg               0                  --             5,000          20,000                    --          3,125

Myron G. Rasmussen   1,406              $6,452            34,313              --               201,422             --

----------------------------------------------------------------------------------------------------------------------------

(1) Calculated based on the closing price of the Company's Common Stock ($9.75 per share) as reported on the Nasdaq National Market on January 1, 2000.

(2) Mr. Meany holds options to purchase 18,000 shares of Common Stock that were granted pursuant to the Director Plan for his services to the Company as a non-employee director.

Item 12. Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of March 15, 2000 with respect to shares of the Common Stock which are held by persons known to the Company to be beneficial owners of more than 5% of the Common Stock. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or dispose of securities, regardless of any economic interest therein.



                                                                                        Amount and
                                                                                         Nature of
Name and Address of Beneficial Owner                    Beneficial Ownership         Percent of Class(1)
-----------------------------------------------         --------------------        ----------------------
Wellington Management Company, LLP                          693,150(2)                       9.5%
    75 State Street
    Boston, Massachusetts 02109

Fleet Boston Corporation                                    553,375(3)                       7.6%
   One Federal Street
   Boston, Massachusetts 02110

DimensionalFund Advisors, Inc.                              423,985(4)                       5.8%
   1299 Ocean Ave, 11th Floor
   Santa Monica, CA 90401

Reed Conner & Birdwell, Inc.                                375,060(5)                       5.2%
   11111 Santa Monica Boulevard, Suite 1700
   Los Angeles, California 90025

------------------------------------

(1) Based on 7,278,207 shares of Common Stock outstanding as of March 15, 2000 (not including 1,635,445 shares held in treasury).

(2) Based on information contained in a Schedule 13G/A filed with the SEC on February 4, 2000.

(3) Based on information contained in a Schedule 13G filed with the SEC on February 14, 2000.

(4) Based on information contained in a Schedule 13G/A filed with the SEC on January 24, 2000.

(5) Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2000.

                            OWNERSHIP BY MANAGEMENT

     The following table sets forth as of March 15, 2000 information with respect to the beneficial ownership of the Common Stock by each director, each Named Officer (as defined below) and by all of the Company's directors and executive officers as a group:

                                                                                Shares          Percent
                                                                             Beneficially         of
Name of Beneficial Owner                       Position                       Owned(1)(2)      Class(1)(3)
--------------------------          --------------------------------         -------------  ---------------
H. Jack Meany...................... Chairman of the Board...........          480,975              6.4%

Robert Batinovich.................. Director........................          252,000              3.4%

Richard P. Bermingham.............. Director........................           46,125               *

Denis R. Brown..................... Director........................           24,000               *

John J. Kimes...................... Director........................           24,000               *

John A. Sullivan................... Director........................           26,550               *

A. Frederick Gerstell.............. Director........................           13,500               *

John C. Johnston................... President and Chief Executive
                                    Officer, Director...............          138,699              1.9%

Richard Larson..................... Executive Vice President........           20,000              *

Stephen Pegg....................... Senior Vice President...........           31,250              *

Myron G. Rasmussen................. Vice President..................           43,758              *

Directors and Executive Officers as a group (11 persons).............       1,100,857             14.0%

-----------------------------------

* = Less than 1%.

(1) Based on 7,278,207 shares of Common Stock outstanding as of March 15, 2000 (not including 1,635,445 shares held in treasury). Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control. The Company does not have any information as to whether any shares shown in this table are subject to California community property law.

(2) Includes shares purchasable within 60 days upon exercise of outstanding stock options as follows: H.J. Meany, 268,000; R. Batinovich, 27,000; R.P. Bermingham, 40,500; D. Brown, 13,500; J.J. Kimes, 22,500; J. Sullivan, 18,000; A.F. Gerstell, 9,000; J. Johnston, 136,500; R. Larson, 20,000; M.G.
     Rasmussen, 16,312; Steve Pegg, 6,250; and all Directors and Executives Officers as a group, 577,562.

(3) For purposes of computing the percentages, the number of shares of Common Stock outstanding includes shares purchasable by such individual or group within 60 days upon exercise of outstanding stock options.